EXHIBIT 10.9

                  FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

         This Agreement is made as of March ___, 2006 by and between North American Insurance Leaders, Inc., a Delaware corporation (the "Company") and JPMorgan Chase Bank, NA ("Trustee"). Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings ascribed thereto in the Underwriting Agreement (as defined below).

         WHEREAS, the Company's Registration Statement on Form S-1, No. 333-127871 ("Registration Statement") for its initial public offering of securities ("IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission ("Effective Date");

         WHEREAS, CRT Capital Group LLC (the "Underwriter") is acting as the underwriter for the IPO pursuant to an Underwriting Agreement, dated March ___, 2006 (the "Underwriting Agreement");

         WHEREAS, as described in the Company's Registration Statement, and in accordance with the Company's Restated Certificate of Incorporation, upon consummation of the IPO and the sale of the D&O Rights, $95,625,000 ($ 109,950,000 if the Underwriter's Over-Allotment is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the public holders ("Public Stockholders") of the Company's common stock, par value $0.0001 per share, issued in the IPO (the amount to be delivered to the Trustee will be referred to herein as the "Property" and the Public Stockholders and the Company will be referred to herein collectively as the "Beneficiaries);

         WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $2,500,000 (or the amount specified in a notice pursuant to paragraph 3(d) hereof) is attributable to deferred underwriting commissions that will become payable by the Company to the Underwriter upon the consummation of a Business Combination (as defined in the Registration Statement) (the "Deferred Discount");

         WHEREAS, pursuant to the Share Purchase & Sale, D&O Rights and Company Call Right Agreement, dated as of March ___, 2006, among the Company and its directors, officers and existing stockholders, a portion of the Property equal to $1,700,000 is attributable to the sale of the D&O Rights to the Company's directors, officers, their affiliates and/or their designees; and

         WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

         IT IS AGREED:

         1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

                   (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account ("Trust Account") established by the Trustee at JPMorgan Chase Bank, NA;

                   (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

                   (c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in The JPMorgan Chase Money Market Account meeting the conditions of the Investment Company Act of 1940;

                   (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the "Property," as such term is used herein;

                   (e) Notify the Company and the Underwriter of all communications received by it with respect to any Property requiring action by the Company;

                   (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns for the Trust Account;

                   (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

                   (h) Render to the Company and to the Underwriter, and to such other person as the Company may instruct in writing, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

                   (i) If there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, to make available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the taxing authority (and not through the Company) by electronic funds transfer, account debit or other method of payment; provided, however, that if a taxing authority will not accept payment in such manner, then any payment which would have been made directly to the taxing authority may be made to the Company, and the Company shall forward such payment to the taxing authority; and

                   (j) Commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its (i) President or Chairman of the Board and (ii) Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in paragraphs 1(i), 1(k) and 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein; provided, however, that in the event that a Termination Letter has not been received by the Business Combination Deadline (as defined and determined in accordance with in paragraph 1(l) hereof), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B, to the stockholders of record on the record date, which record date shall be within ten (10) days of the Business Combination Deadline. In all cases, the Underwriter shall be copied on any Termination Letters and/or any other correspondence that the Trustee receives with respect to any proposed withdrawal from the Trust Account. The "Business Combination Deadline" shall be 18 months from the closing date; provided, however, that the Business Combination Deadline shall be (i) 24 months from the closing date in the event that (i) a letter of intent, agreement in principle or definitive agreement has been executed prior to or on 18 months from the closing date in connection with a Business Combination (as defined in the Termination Letter attached hereto as Exhibit A) that has not been consummated by 18 months from the closing date and
(ii) the Company has complied with paragraph 3(e) hereof prior to such date); provided, further, that in the event that Article VI of the Company's Second Amended and Restated Certificate of Incorporation is amended, in accordance with the terms of the Underwriting Agreement, Delaware law and paragraph 1(k) hereof, to extend the deadline for the Company to consummate a Business Combination, the Business Combination Deadline shall be the deadline for the Company to consummate a Business Combination as provided in Article VI of the Company's Second Amended and Restated Certificate of Incorporation, as so amended;

                   (k) Disburse funds from the Trust Account for distribution to certain of the Company's stockholders, other than in the event of the liquidation of the Trust Account in accordance with paragraph 1(j) hereof, only after receipt of and only in accordance with the terms of a letter, in a form substantially similar to that attached hereto as Exhibit C ("Amendment Letter"), signed on behalf of the Company by its (i) President or Chairman of the Board and (ii) Secretary, together with the other documents referenced therein.

                   (l) Waive any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

         2. Limited Distributions of Income on Property.

                   (a) On the first day of each fiscal quarter commencing July 2006, only upon the Company's prior written instruction, the Trustee shall release an amount in cash equal to half of the interest earned during the preceding quarter on the Property (net of taxes payable in accordance with paragraph 1(i) hereof) to the Company; provided, however, that no more than an aggregate of $1,000,000 may be released to the Company during the term of this Agreement.

                   (b) No distributions from the Trust Account shall be permitted except in accordance with paragraph 1(i), 1(j) and 1(k) and paragraph 2(a) hereof.

         3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

                   (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's President, Chairman of the Board or Secretary. In addition, except with respect to its duties under paragraphs 1(i), 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

                   (b) Hold the Trustee harmless and indemnify the Trustee and its directors, officers, agents and employees (the "indemnities") from and against, reasonable expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee caused by (i) the Trustee's execution and performance of this Investment Management Trust Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the negligence or misconduct of such indemnitee, or (ii) its following any instructions or other directions from the parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof;

                   (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,500 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and the fee for the first twelve months at the consummation of the IPO and thereafter on the anniversary of the Effective Date. Annual fees shall not be pro-rated for partial years. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

                   (d) In the event that the Underwriter exercises its over-allotment option in whole or in part, provide to the Trustee notice in writing (with a copy to the Underwriter) of the total amount of the Deferred Discount promptly after the exercise of the over-allotment option in full or the expiration of any unexercised portion thereof;

                   (e) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed in connection with a Business Combination, together with a certified copy of a unanimous resolution of the Board of Directors of the Company affirming that such letter of intent, agreement in principle or definitive agreement is in effect; and

                   (f) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

         4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

                   (a) Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

                   (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonable expenses incident thereto;

                   (c) Change the investment of any Property, other than in compliance with paragraph 1(c);

                   (d) Refund any depreciation in principal of any Property;

                   (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

                   (f) The other parties hereto or to anyone else for any action taken or omitted by the Trustee, or any action that the Trustee permits to be taken or omitted, in good faith and in the exercise of the Trustee's own best judgment, except for the Trustee's gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

                   (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any business combination made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

                   (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that, as set forth in paragraph 1(i), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, at the written instruction of the Company, the Trustee shall make available in cash for transfer by account debit or wire transfer directly to the taxing authorities designated by the Company, the amount indicated by the Company as owing to each such taxing authority).

                   (i) Anything in the Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Trustee or the termination of this Investment Management Trust Agreement.

                   The duties and responsibilities of the Trustee hereunder shall be determined solely by the express provisions of this Investment Management Trust Agreement and no other or further duties or responsibilities shall be implied. The Trustee shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined in this Investment Management Trust Agreement.

         5. Termination. This Agreement shall terminate as follows:

                   (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

                   (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to paragraph 3(b); or

                   (c) When the Trustee deposits the Property with the United States District Court for the Southern District of New York.

         6. Miscellaneous.

                   (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Exhibit D. The undersigned is authorized to certify that the signatories on Exhibit D are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or reasonable expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

                   (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

                   (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be made without the prior written consent of the Underwriter. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

                   (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

                   (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

         If to the Trustee, to:

                   JPMorgan Chase Bank, NA
                   4 New York Plaza - 21st Floor
                   NY, NY 10004
                   Attn:  Simone Lyken
                   Fax No.:  212.623.6168

         If to the Company, to:

                   North American Insurance Leaders, Inc.
                   885 Third Avenue, 31st Floor
                   New York, New York 10022
                   Attn:  William R. de Jonge
                   Fax No.:  212.593.0140

         in either case with a copy to:

                   Shearman & Sterling LLP
                   801 Pennsylvania Ave., NW
                   Washington, DC  20004
                   Attn:  Thomas J. Friedmann
                   Fax No.:  202.508.8100

                   CRT Capital Group LLC
                   262 Harbor Drive
                   Stamford, CT 06902
                   Attn:  Francis P. Carr
                  and

                   Bingham McCutchen LLP
                   399 Park Avenue
                   New York, New York 10022
                   Attn:  Ann F. Chamberlain
                   Fax No.:  212.702.3604

                   (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company.

                   (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

                   (h) The Trustee hereby consents to the inclusion of JPMorgan Chase Bank, NA in the Registration Statement and other materials relating to the IPO.

                   (i) Upon execution of this agreement, the Company shall provide the Trustee with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                   (j) Any corporation into which the Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Trustee in its individual capacity may be transferred, shall be the Trustee under this Investment Management Trust Agreement without further act.

                   (k) In the event that any party or the Trustee is unable to perform its obligations under the terms of this Investment Management Trust Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, the Trustee shall not be liable for damages to the other parties for any damages resulting from such failure to perform otherwise from such causes. Performance under this Investment Management Trust Agreement shall resume when the Trustee is able to perform substantially.

                   (l) Receipt, investment and reinvestment of the Property shall be confirmed by Trustee as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Parties to Trustee within 30 calendar days after receipt thereof. Failure to inform Trustee in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

                   (n) Account Opening Information. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Trustee will ask for information that will allow it to identify relevant parties.

                           [Signature page to follow.]

         IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                          JPMORGAN CHASE BANK, NA, as Trustee


                                          By:_________________________________
                                             Name:  Rola Tseng
                                             Title: Vice President


                                          NORTH AMERICAN INSURANCE LEADERS, INC.


                                          By:_________________________________
                                             Name:  William R. de Jonge
                                             Title: President





TRUST AGREEMENT

                                                                       EXHIBIT A


             [Letterhead of North American Insurance Leaders, Inc.]
                                  [Insert date]

Re:  Trust Account No.  Termination Letter

Gentlemen:

         Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between North American Insurance Leaders, Inc. ("Company") and JPMorgan Chase Bank, NA ("Trustee"), dated as of , 2006 ("Trust Agreement'), this is to advise you that the Company has entered into an agreement ("Business Agreement") with ("Target Business") to consummate a business combination with a Target Business ("Business Combination") on or about [insert date]. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect, and a copy of the Second Amended and Restated Certificate of Incorporation, certified by the Secretary of the State of Delaware.

         The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date"). In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

         On the Consummation Date (i) counsel for the Company shall deliver to you written notification that all conditions precedent to consummation of the Business Combination have been completed and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the payment of all the funds in the Trust Account to the Designated Paying Agent, or otherwise in accordance with the terms hereof, the Trust Agreement shall be terminated.

         In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                             Very truly yours,


                                             [Name & Title]

                                                                       EXHIBIT B

             [Letterhead of North American Insurance Leaders, Inc.]
                                  [Insert date]


[________]

Re:  Trust Account No.  Termination Letter

Gentlemen:

         Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between North American Insurance Leaders, Inc. ("Company") and JPMorgan Chase Bank, NA ("Trustee"), dated as of , 2006 ("Trust Agreement"), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect, and a copy of the Second Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware.

         In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account, to the effect that, on the Transfer Date (as defined below), all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Transfer Date.

         You are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per-share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date"). On the Transfer Date, the Company shall deliver to you written instructions, consistent with the terms of the Trust Agreement and the Company's Second Amended and Restated Certificate of Incorporation, with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"), which Instruction Letter shall direct that the funds held in the Trust Account are to be transferred to ______________ (the "Designated Paying Agent") for further distribution in accordance with the Company's instructions. Immediately upon receipt of the Instruction Letter, you shall commence distribution of such funds in accordance with the terms of the Instruction Letter. Upon the payment of all the funds in the Trust Account to the Designated Paying Agent in accordance with the terms hereof and the Instruction Letter, the Trust Agreement shall be terminated.

                                             Very truly yours,



                                             [Name & Title]

                                                                       EXHIBIT C

             [Letterhead of North American Insurance Leaders, Inc.]
                                  [Insert date]

[________]

Re:  Trust Account No.  Amendment Letter

Gentlemen:

         Pursuant to paragraph 1(k) of the Investment Management Trust Agreement ("Trust Agreement") between North American Insurance Leaders, Inc. ("Company") and JPMorgan Chase Bank, NA ("Trustee"), dated as of March __, 2006 ("Trust Agreement'), this is to advise you that the Company has amended Article VI of its Second Amended and Restated Certificate of Incorporation (the "Charter Amendment"). The Charter Amendment was approved by the shareholders at a meeting held on [insert date]. Attached hereto is a copy of the vote tabulation relating thereto, certified by the Secretary of the Company as true and correct, and a copy of the Second Amended and Restated Certificate of Incorporation, as amended by the Charter Amendment, certified by the Secretary of State of the State of Delaware.

         In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the property held in trust as necessary to make available in cash the amount of $___________ for immediate transfer from the Trust Account on [insert date] (the "Disbursement Date") to ______________ (the "Designated Paying Agent"), for distribution to the stockholders of record that voted against the Charter Amendment and elected to have their shares repurchased, in accordance with the Company's instructions.

         On the Disbursement Date (i) counsel for the Company shall deliver to you written notification that the Charter Amendment has been approved in accordance with the terms of the Underwriting Agreement (as defined in the Trust Agreement) and Delaware law and (ii) the Company shall deliver to you a letter identifying the account of the Designated Paying Agent for receipt of transfer, if applicable, or such other account(s) for receipt of transfers and the amounts to be transferred (the "Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's written notification and the Instruction Letter, in accordance with the terms of the Instruction Letter.

                                             Very truly yours,


                                             [Name & Title]

                                                                       EXHIBIT C



AUTHORIZED INDIVIDUAL(S) FOR
TELEPHONE CALL BACK             AUTHORIZED TELEPHONE NUMBER(S)
------------------------------  ------------------------------

Company:
William R. de Jonge             (212) 319-9407
Paula S. Butler                 (212) 319-9407

Trustee:
[___________________]           (212) [__________]


                      Telephone Numbers for Call-Backs and
           Persons Designated to Instruct Funds Transfer Instructions
           ----------------------------------------------------------


If to the Company:
               Name                       Telephone Number            Signature
               ----                       ----------------            ---------







                                       C-1